EXHIBIT 10.21

ASSIGNMENT AND ASSUMPTION OF AND FIRST AMENDMENT TO

DIAMONDBACK EMPLOYMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF AND FIRST AMENDMENT TO DIAMONDBACK EMPLOYMENT AGREEMENT (this “Assignment and Amendment”) is made and entered into effective as of the 25th day of March, 2011 (the “Effective Date”), by and among DIAMONDBACK HOLDINGS, LLC, a Delaware limited liability company (“Diamondback”), DANNY WARD (“Employee”) and GREAT WHITE DIRECTIONAL SERVICES LLC, an Oklahoma limited liability company (“GWDS”).

RECITALS:

A. Diamondback and Employee executed that certain Diamondback Employment Agreement dated September 1, 2008 whereby Diamondback agreed to employ Employee (the “Employment Agreement”).

B. Diamondback desires to assign to GWDS, all right, title and interest of Diamondback in and to the Employment Agreement, and GWDS desires to assume all of the obligations of Diamondback under the Employment Agreement.

C. GWDS and Employee desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2. Assignment of Employment Agreement. As of the Effective Date, Diamondback does hereby assign, transfer, set over and deliver unto GWDS all of Diamondback’s right, title and interest in and to the Employment Agreement, but subject to all of the terms, conditions, reservations and limitations set forth in the Employment Agreement.

3. Assumption of Employment Agreement. From and after the Effective Date, GWDS does hereby expressly assume and agree to be liable for and to pay and perform all of the terms, conditions, liabilities and obligations of Diamondback under the Employment Agreement.

4. Amendment to Employment Agreement. The Employment Agreement is hereby amended as of the Effective Date by deleting Section 7(c) thereof in its entirety.

5. Effect of Amendment. Except as amended hereby, GWDS and Employee ratify and reaffirm the Employment Agreement.

6. Future Assignments. The Employment Agreement may be assigned by GWDS to any of its subsidiaries or affiliates, the successor to the business of GWDS as a result of a transfer of all or substantially all of the assets or membership interests of GWDS or any of its subsidiaries or affiliates.

7. Successors and Assigns. This Assignment and Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Entire Agreement. This Assignment and Amendment contains the entire understanding between the parties and cannot be changed, modified, waived or canceled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

9. Governing Law. This Assignment and Amendment shall be construed and enforced in accordance with the laws of the State of Oklahoma.

10. Counterparts. This Assignment and Amendment may be executed in one or more counterparts, all of which shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties hereto are not signatories to the original or the same counterpart.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Amendment as of the Effective Date.

DIAMONDBACK:

DIAMONDBACK HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ DAVID SPARKMAN
Name: David Sparkman
Title: VP

EMPLOYEE:

/s/ DANNY WARD
Danny Ward

GWDS:

GREAT WHITE DIRECTIONAL SERVICES LLC, an Oklahoma limited liability company

By:	/s/ JOHN JORDAN
Name: John Jordan
Title: CEO

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